Exhibit 10.1

AMENDMENT NO. 1 (this “Amendment”) dated as of September 15, 2016, among TENET HEALTHCARE CORPORATION, a Nevada Corporation (the “Company”), the Subsidiaries of the Company party hereto, the LC Participants and Issuers party hereto and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) under the Letter of Credit Facility Agreement, dated as of March 7, 2014, among the Company, the Administrative Agent, the LC Participants and Issuers from time to time party thereto (as amended, restated, modified or supplemented from time to time, the “LC Facility Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LC Facility Agreement.

WHEREAS, Section 11.1(a)(ii) of the LC Facility Agreement provides that the Company, the Issuers and the LC Participants may enter into this Amendment; and

WHEREAS, the Company, the Issuers and the LC Participants desire to amend the LC Facility Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendment. The Credit Parties, the Administrative Agent, the Issuers and the LC Participants hereby agree to the following amendments to the LC Facility Agreement, which shall become effective as of the Amendment No. 1 Effective Date (as defined below):

(a) the following definitions are hereby added in alphabetical order to Section 1.1 thereof:

“Amendment No. 1” means that certain Amendment No. 1, dated as of September 15, 2016, among the Company, the Subsidiaries of the Company party thereto, the LC Participants and Issuers party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq.

“Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to money laundering, including, without limitation, the Patriot Act.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Sanctioned Country” means, at any time, a country, region or territory subject to a sanctions program administered or enforced by OFAC, the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

“Sanctioned Person” means (a) a Person that is the target of sanctions administered or enforced by OFAC, the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization owned or controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) the definition of “Applicable Margin” appearing in Section 1.1 thereof is amended by amending and restating such definition in its entirety to read as follows:

“Applicable Margin” means (a) with respect to LC Disbursements, 0.50% per annum and (b) with respect to LC Fees, 1.50% per annum.

(c) the definition of “Defaulting LC Participant” appearing in Section 1.1 thereof is amended by (i) deleting the word “or” immediately prior to clause (iv) therein and (ii) inserting the words “or (v) such LC Participant becomes subject to a Bail-In Action” immediately prior to the period appearing in such definition.

(d) The definition of “Eurodollar Rate” appearing in Section 1.1 thereof is amended by adding the following sentence to the end of the definition:

“Notwithstanding the foregoing, if the Eurodollar Rate as determined above for any period would be less than 0% per annum, then the Eurodollar Rate for such period shall be deemed to be 0% per annum.”

(e) The definition of “LC Commitment” appearing in Section 1.1 thereof is amended by replacing the reference to “Schedule I (LC Commitments)” with “Schedule 1 to Amendment No. 1”.

(f) the definition of “Scheduled Termination Date” appearing in Section 1.1 thereof is hereby amended by replacing the reference to “March 7, 2017” appearing therein with “March 7, 2021”.

(g) the definition of “Unused Commitment Fee Rate” appearing in Section 1.1 thereof is amended by amending and restating such definition in its entirety to read as follows:

“Unused Commitment Fee Rate” means 0.25% per annum; provided that, from and after the date of delivery of a Compliance Certificate with respect to the first full Fiscal Quarter commencing after the Amendment No. 1 Effective Date, such fee shall be increased to 0.375% if the Secured Debt Ratio as of the last day of the relevant Fiscal Quarter is equal to or greater than 3.0 to 1.0 (with each change in the Unused Commitment Fee Rate to take effect on the date of delivery of the relevant Compliance Certificate).

(h) Section 2.19(a)(i)(C) thereof is hereby amended by inserting “subject to Section 11.21 (Acknowledgment and Consent to Bail-In of EEA Financial Institutions),” immediately prior to the word “neither” appearing therein.

(i) Section 4.20 thereof is hereby amended and by amending and restating the Section in its entirety as follows:

“Section 4.20 OFAC.

The Company and each of its Subsidiaries is in compliance with regulations and executive orders administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other similar economic sanctions administered or enforced by the U.S, Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council to the extent applicable to such Person. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of its directors, officers or employees, is a Sanctioned Person or located, organized, or resident in any country or territory subject to comprehensive territorial sanctions, currently Cuba, Crimea, Iran, North Korea, Sudan, or Syria. The Letters of Credit will not be used and have not been used, directly or to the knowledge of the Company, indirectly, (a) to fund any operations in or with, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Country to the extent in violation of any applicable Requirement of Law or (b) in any other manner that would result in a violation by any Person of any regulations or executive orders administered by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.”

(j) Section 7.9 thereof is hereby amended and by amending and restating the Section in its entirety as follows:

“Section 7.9 Application of Proceeds.

The Company (and, to the extent distributed to them by the Company, each of its Subsidiaries) shall use the entire amount of the proceeds of the Loans as provided in Section 4.14 (Use of Proceeds). The Company shall not request any Letter of Credit, nor use (and the Company shall procure that its Subsidiaries shall not use) the proceeds of any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent in violation of any applicable Requirement of Law or (c) in any other manner that would result in the violation by any Person of any regulations, executive orders, economic or financial sanctions or trade embargoes imposed, administered or enforced by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council.”

(k) Section 6.1(e) thereof is hereby amended by replacing the reference to “45 days” appearing therein with “75 days”.

(l) the following new Section is added to Article IV thereof:

“Section 4.21 EEA Financial Institutions.

None of the Credit Parties is an EEA Financial Institution.”

(m) the following new Section is added to Article VII thereof:

“Section 4.21 Sanctions, Etc.

The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their respective directors,

officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and regulations and executive orders administered by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council to the extent applicable to such Person.”

(n) the following new Section is added to Article XI thereof:

“Section 11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in this LC Facility Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any LC Participant or Issuer that is an EEA Financial Institution arising under this LC Facility Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any LC Participant or Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this LC Facility Agreement or other LC Facility Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

SECTION 2. Representations and Warranties. The Company hereby represents and warrants that, both immediately before and immediately after giving effect to this Amendment:

(a) The representations and warranties set forth in the LC Facility Documents are true and correct in all material respects, with the same effect as though made on and as of such times, except to the extent any such representation and warranty expressly relates to an earlier date or period (in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or for such earlier period, as the case may be); and

(b) no Default or Event of Default exists and is continuing on and as of such times.

SECTION 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from the Company, each Issuer and each LC Participant either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b) the Administrative Agent shall have received an opinion of (i) Gibson, Dunn & Crutcher LLP, New York counsel to the Credit Parties, (ii) Nevada counsel to the Credit Parties and (iii) the Deputy General Counsel of the Company, in each case, addressed to the Administrative Agent, the Issuers and the LC Participants, and in form reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party certifying (i) the names and true signatures of each officer of such Credit Party that has been authorized, as of the date of such certification, to execute and deliver this Amendment or other document required hereunder to be executed and delivered by or on behalf of such Credit Party and (ii) (x) the by-laws (or equivalent Constituent Document) of such Credit Party as in effect on the date of such certification or (y) that there have been no changes in the by-laws (or equivalent Constituent Document) of such Credit Party from the by-laws (or equivalent Constituent Document) of such Credit Party delivered pursuant to Section 3.1(a)(viii) of the LC Facility Agreement and (C) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Credit Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to Section 3.1(a)(vii) of the LC Facility Agreement;

(d) the Administrative Agent shall have received a short form certificate, certified as of a recent date by the Secretary of State of the state of organization of each Credit Party, attesting to the good standing of each such Credit Party; and

(e) the Administrative Agent shall have received, for the account of each LC Participant that has consented to this Amendment prior to 4:00 p.m., New York City time, on September 15, 2016 a fee equal to 0.25% of the aggregate principal amount of such LC Participant’s LC Commitment and the Company shall have paid to Barclays Bank PLC such fees as have been separately agreed in writing prior to the date hereof.

SECTION 4. Certain Consequences of Effectiveness; Reaffirmation. On and after the Amendment No. 1 Effective Date, references in the LC Facility Agreement to this “Agreement”, “hereunder”, “hereof”, “herein” or words of similar import and references in the LC Facility Documents to the “Agreement”, “LC Facility Agreement”, “thereunder,” “thereof”, “therein” or words of similar import shall mean, and refer to, the LC Facility Agreement, as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any provision of the LC Facility Agreement or any other LC Facility Document all of which shall remain in full force and effect. Each Credit Party hereby acknowledges and agrees that, following the Amendment No. 1 Effective Date, it shall continue to be bound by the LC Facility Documents to which it is party (in the case of the LC Facility Agreement, as amended by this Amendment) and each of the Credit Parties hereby (i) consents to the execution, delivery and performance of this Amendment and each of the transactions contemplated hereby, (ii) acknowledges and reaffirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the LC Facility Documents, (iii) acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt, the Additional Secured Debt Designation and the Guaranty (and any amendments thereto) shall continue in full force and effect and (iv) acknowledges and agrees that all references in the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt, the Additional Secured Debt Designation and the Guaranty (and any amendments thereto) to the “Agreement”, “LC Facility Agreement”, “thereunder,” “thereof”, “therein” or words of similar import shall be deemed to mean a reference to the LC Facility Agreement as amended by this Amendment. Furthermore, each of the Credit Parties acknowledges and agrees that it is the intention of such party (i) that the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt and the Additional Secured Debt Designation (and any amendments thereto) and the Liens granted thereby shall not be affected, impaired or discharged hereby or by the transactions contemplated under this Amendment and (ii) the Liens granted by the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt and the Additional Secured Debt Designation (including any amendments thereto) shall continue unimpaired and with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. For the avoidance of doubt, (i) to the extent an LC Participant under the LC Facility Agreement as in effect upon the Amendment No. 1 Effective Date was not listed on Schedule I to the LC Facility Agreement but is listed on Schedule I to Amendment No. 1, such LC Participant’s LC Commitment will begin as of the Amendment No. 1 Effective Date and (ii) to the extent an LC Participant under the LC Facility Agreement as in effect prior to the Amendment No. 1 Effective Date is not listed on Schedule I to Amendment No. 1, such LC Participant’s LC Commitment will terminate as of the Amendment No. 1 Effective Date.

SECTION 5. Incorporation by Reference. This Amendment shall constitute a “LC Facility Document” for purposes of the LC Facility Agreement. The provisions of Section 11.11, 11.12, 11.13 and 11.17 of the LC Facility Agreement are incorporated herein mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

TENET HEALTHCARE CORPORATION

By:	/s/ James E. Snyder III
Name: James E. Snyder III Title: Assistant Treasurer

THE SUBSIDIARIES LISTED ON SCHEDULE II

By:	/s/ James E. Snyder III
Name: James E. Snyder III Title: Assistant Treasurer

THE SUBSIDIARIES LISTED ON SCHEDULE III

By:	/s/ William G. Morrison
Name: William G. Morrison Title: Treasurer

BARCLAYS BANK PLC, as Administrative Agent, LC Participant and Issuer

By:	/s/ Christine Aharonian
Name: Christine Aharonian Title: Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as LC Participant

By:	/s/ Annie Carr
Name: Annie Carr Title: Authorized Signatory

SUNTRUST BANK, as LC Participant

By:	/s/ Jared Cohen
Name: Jared Cohen Title: Vice President

CITIBANK, N.A., as LC Participant and Issuer

By:	/s/ Laura Fogarty
Name: Laura Fogarty Title: Vice President (Managing Director)

WELLS FARGO, NATIONAL ASSOCIATION, as LC Participant

By:	/s/ Kirk Tesch
Name: Kirk Tesch Title: Managing Director

BANK OF AMERICA, N.A., as LC Participant and Issuer

By:	/s/ Sujay Maiya
Name: Sujay Maiya Title: Vice President

JPMORGAN CHASE BANK, N.A., as LC Participant

By:	/s/ Vanessa Chiu
Name: Vanessa Chiu Title: Executive Director

SCHEDULE I

LC COMMITMENTS

LC Participant	LC Commitment
Barclays Bank PLC	$30,000,000
Bank of America, N.A.	$30,000,000
SunTrust Bank	$30,000,000
Wells Fargo Bank, N.A.	$30,000,000
Citibank, N.A.	$20,000,000
Goldman Sachs Lending Partners LLC	$20,000,000
JPMorgan Chase Bank, N.A.	$20,000,000

Total	$180,000,000

SCHEDULE II

American Medical (Central), Inc.
AMI Information Systems Group, Inc.
Amisub (Heights), Inc.
Amisub (Hilton Head), Inc.
Amisub (SFH), Inc.
Amisub (Twelve Oaks), Inc.
Amisub of North Carolina, Inc.
Amisub of South Carolina, Inc.
Amisub of Texas, Inc.
Anaheim MRI Holding, Inc. (formerly known as USC University Hospital, Inc. and formerly known as Tenet 1500 San Pablo, Inc.)
BBH BMC, LLC
Brookwood Baptist Health 1, LLC
Brookwood Health Services, Inc.
CGH Hospital, Ltd.
Coastal Carolina Medical Center, Inc.
Community Hospital of Los Gatos, Inc.
Coral Gables Hospital, Inc.
Cypress Fairbanks Medical Center, Inc.
Delray Medical Center, Inc.
Desert Regional Medical Center, Inc. (f/k/a Tenet HealthSystem Desert, Inc.)
Des Peres Hospital, Inc. (f/k/a Tenet HealthSystem DI, Inc.)
Doctors Hospital of Manteca, Inc.
Doctors Medical Center of Modesto, Inc.
East Cooper Community Hospital, Inc.
FMC Medical, Inc.
Fountain Valley Regional Hospital and Medical Center
Frye Regional Medical Center, Inc.
Good Samaritan Medical Center, Inc. (f/k/a Tenet Good Samaritan, Inc.)
Hialeah Hospital, Inc. (f/k/a Tenet Hialeah HealthSystem, Inc.)
Hilton Head Health System, L.P.
JFK Memorial Hospital, Inc.
Lakewood Regional Medical Center, Inc.
Lifemark Hospitals, Inc.
Lifemark Hospitals of Florida, Inc.
Los Alamitos Medical Center, Inc.
New Medical Horizons II, Ltd.
North Shore Medical Center, Inc. (f/k/a Tenet HealthSystem North Shore, Inc.)

OrNda Hospital Corporation
Palm Beach Gardens Community Hospital, Inc.
Placentia-Linda Hospital, Inc.
Saint Francis Hospital – Bartlett, Inc. (f/k/a Tenet HealthSystem Bartlett, Inc.)
St. Mary’s Medical Center, Inc. (f/k/a Tenet St. Mary’s, Inc.)
San Ramon Regional Medical Center, LLC
Sierra Vista Hospital, Inc.
SRRMC Management, Inc.
Tenet California, Inc.
Tenet Florida, Inc.
Tenet Frisco, Ltd.
Healthcare Network CFMC, Inc. (f/k/a Tenet HealthSystem CFMC, Inc.)
Tenet HealthSystem Hahnemann, L.L.C.
HealthCorp Network, Inc. (f/k/a Tenet HealthSystem HealthCorp)
Healthcare Network Holdings, Inc. (f/k/a Tenet HealthSystem Holdings, Inc.)
Sylvan Grove Hospital, Inc. (f/k/a Tenet HealthSystem SGH, Inc.)
Tenet HealthSystem Medical, Inc.
Tenet HealthSystem Philadelphia, Inc.
SLH Vista, Inc. (f/k/a Tenet HealthSystem SL, Inc.)
Spalding Regional Medical Center, Inc.
Tenet HealthSystem St. Christopher’s Hospital for Children, L.L.C.
Tenet Physician Services – Hilton Head, Inc.
Health Services Network Hospitals, Inc. (f/k/a Tenet Hospitals, Inc.)
Tenet Hospitals Limited
Healthcare Network Louisiana, Inc. (f/k/a Tenet Louisiana, Inc.)
Healthcare Network Missouri, Inc. (f/k/a Tenet Missouri, Inc.)
Healthcare Network Texas, Inc. (f/k/a Tenet Texas, Inc.)
Health Services Network Texas, Inc. (f/k/a Tenetsub Texas, Inc.)
TH Healthcare, Ltd.
Twin Cities Community Hospital, Inc.
West Boca Medical Center, Inc.
Hospital Development of West Phoenix, Inc.
VHS Acquisition Corporation
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Children’s Hospital of Michigan, Inc.
VHS Detroit Receiving Hospital, Inc.
VHS Harper-Hutzel Hospital, Inc.
VHS Huron Valley-Sinai Hospital, Inc.

VHS of Arrowhead, Inc.
VHS of Illinois, Inc.
VHS Rehabilitation Institute of Michigan, Inc.
VHS San Antonio Partners, LLC
VHS Sinai-Grace Hospital, Inc.
VHS West Suburban Medical Center, Inc.
VHS Westlake Hospital, Inc.
VHS of Phoenix, Inc.
VHS Acquisition Subsidiary Number 3, Inc.
Vanguard Health Financial Company, LLC
Vanguard Health Holding Company I, LLC
Vanguard Health Holding Company II, LLC
Vanguard Health Management, Inc.
Vanguard Health Systems, Inc.
VHS of Michigan, Inc.

SCHEDULE III

Atlanta Medical Center, Inc.
North Fulton Medical Center, Inc.